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                          REGISTRATION RIGHTS AGREEMENT

                         Dated as of September 21, 2005

                                      Among

                                TRC FINANCE, INC.

                             THE RESTAURANT COMPANY

                                       and

                           THE GUARANTORS NAMED HEREIN

                                   as Issuers,

                                       and

                          WACHOVIA CAPITAL MARKETS, LLC
                          BNP PARIBAS SECURITIES CORP.
                           JEFFERIES & COMPANY, INC.,

                                       and

                              PIPER JAFFRAY & CO.,
                              as Initial Purchasers

                            10% Senior Notes due 2013

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                                TABLE OF CONTENTS

                                                                            Page
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                                      -i-

                          REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT dated September 21, 2005 (the
"Agreement") is entered into by and among TRC Finance, Inc., a Delaware corporation ("TRC"), The Restaurant Company, a Delaware corporation (the
"Company"), the guarantors listed in Schedule 1 hereto (the "Guarantors"), and
Wachovia Capital Markets, LLC, BNP Paribas Securities Corp., Jefferies &
Company, Inc. and Piper Jaffray & Co. (the "Initial Purchasers").

          This Agreement is entered into in connection with the Purchase
Agreement by and among TRC and the Initial Purchasers, dated as of September 16,
2005 (the "Purchase Agreement"), which provides for, among other things, the sale by TRC to the Initial Purchasers of $190,000,000 aggregate principal amount of its 10% Senior Notes due 2013 (the "Notes"), which, upon consummation of the
Acquisition (as defined in the Purchase Agreement), will be guaranteed by the
Guarantors (the "Guarantees). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Securities. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Securities under the Purchase Agreement.

          References herein to "Securities" shall mean, collectively, the Notes and, when issued, the Guarantees. References herein to "Issuer" shall mean (x)
prior to the consummation of the Acquisition, TRC and (y) from and after consummation of the Acquisition, the Company. References herein to "Issuers"
shall mean (x) prior to the consummation of the Acquisition, TRC and (y) from and after consummation of the Acquisition, the Company and the Guarantors.

          The parties hereby agree as follows:

     1.   Definitions

          As used in this Agreement, the following terms shall have the following meanings:

          Additional Interest: See Section 4(a) hereto.

          Advice: See the last paragraph of Section 5 hereto.

          Agreement: See the introductory paragraphs hereto.

          Applicable Period: See Section 2(b) hereto.

                                      -2-

          Buyer-Parent: TRC Holding Corp., a Delaware corporation.

          Blackout Period: See Section 3(d) hereto.

          Business Day: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

          Company: See the introductory paragraphs hereto.

          Effectiveness Date: With respect to (i) the Exchange Offer
Registration Statement, the 210th day after the Issue Date and (ii) any Shelf
Registration Statement, the 210th day after the Filing Date with respect thereto; provided, however, that if the Effectiveness Date would otherwise fall on a day that is not a Business Day, then the Effectiveness Date shall be the next succeeding Business Day.

          Effectiveness Period: See Section 3(a) hereto.

          Event Date: See Section 4 hereto.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Exchange Notes: See Section 2(a) hereto.

          Exchange Offer: See Section 2(a) hereto.

          Exchange Offer Registration Statement: See Section 2(a) hereto.

          Filing Date: (A) With respect to the Exchange Offer Registration
Statement, the 120th day after the Issue Date; and (B) in any other case (which may be applicable notwithstanding the consummation of the Exchange Offer), the
120th day after the delivery of a Shelf Notice as required pursuant to Section
2(c) hereto; provided, however, that if the Filing Date would otherwise fall on a day that is not a Business Day, then the Filing Date shall be the next succeeding Business Day.

          Guarantees: See the introductory paragraphs hereto.

          Guarantors: See the introductory paragraphs hereto.

          Holder: Any holder of a Registrable Note or Registrable Notes.

          Indenture: The Indenture, dated as of September 21, 2005, by and among the TRC Finance, Inc., The Restaurant Company, the Guarantors and The Bank of
New York, as

                                      -3-

Trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereto.

          Information: See Section 5(n) hereto.

          Initial Purchasers: See the introductory paragraphs hereto.

          Initial Shelf Registration: See Section 3(a) hereto.

          Inspectors: See Section 5(n) hereto.

          Issue Date: September 21, 2005, the date of original issuance of the
Notes.

          Issuer or Issuers: See the introductory paragraphs hereto.

          NASD: See Section 5(r) hereto.

          Notes: See the introductory paragraphs hereto.

          Parent: The Restaurant Holding Corporation, a Delaware corporation.

          Participant: See Section 7(a) hereto.

          Participating Broker-Dealer: See Section 2(b) hereto.

          Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

          Private Exchange: See Section 2(b) hereto.

          Private Exchange Notes: See Section 2(b) hereto.

          Prospectus: The prospectus included in any Registration Statement
(including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act and any term sheet filed pursuant to Rule 434 under the
Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Purchase Agreement: See the introductory paragraphs hereto.

                                      -4-

          Records: See Section 5(n) hereto.

          Registrable Notes: Each Note (and the related Guarantees) upon its original issuance and at all times subsequent thereto, each Exchange Note (and the related guarantees) as to which Section 2(c)(iv) hereto is applicable upon original issuance and at all times subsequent thereto and each Private Exchange
Note (and the related guarantees) upon original issuance thereof and at all times subsequent thereto, until, in each case, the earliest to occur of (i) a
Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereto is applicable, the Exchange Offer Registration
Statement) covering such Note, Exchange Note or Private Exchange Note (and the related guarantees) has been declared effective by the SEC and such Note,
Exchange Note or such Private Exchange Note (and the related guarantees), as the case may be, has been disposed of in accordance with such effective Registration
Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes (and the related guarantees) that may be resold without restriction under state and federal securities laws, (iii) such
Note, Exchange Note or Private Exchange Note (and the related guarantees), as the case may be, ceases to be outstanding for purposes of the Indenture or (iv)
such Note, Exchange Note or Private Exchange Note (and the related guarantees), as the case may be, may be resold without restriction pursuant to Rule 144(k)
(as amended or replaced) under the Securities Act.

          Registration Statement: Any registration statement of the Issuers that covers any of the Notes, the Exchange Notes or the Private Exchange Notes (and
the related Guarantees or guarantees, as the case may be) filed with the SEC under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Rule 144: Rule 144 under the Securities Act.

          Rule 144A: Rule 144A under the Securities Act.

          Rule 405: Rule 405 under the Securities Act.

          Rule 415: Rule 415 under the Securities Act.

          Rule 424: Rule 424 under the Securities Act.

          SEC: The United States Securities and Exchange Commission or any
successor agency thereto.

          Securities: See the introductory paragraphs hereto.

                                      -5-

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Shelf Notice: See Section 2(c) hereto.

          Shelf Registration: See Section 3(b) hereto.

          Shelf Registration Statement: Any Registration Statement relating to a
Shelf Registration.

          Subsequent Shelf Registration: See Section 3(b) hereto.

          TIA: The Trust Indenture Act of 1939, as amended.

          Trustee: The trustee under the Indenture and the trustee (if any)
under any indenture governing the Exchange Notes and Private Exchange Notes (and the related guarantees).

          Underwritten registration or underwritten offering: A registration in which securities of one or more of the Issuers are sold to an underwriter for reoffering to the public.

          Except as otherwise specifically provided, all references in this
Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, "Regulatory
Requirements") shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.

     2.   Exchange Offer

          (a) Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC, the Issuers shall file with the SEC, no later than the Filing Date, a Registration Statement (the "Exchange
Offer Registration Statement") on an appropriate registration form with respect to a registered offer (the "Exchange Offer") to exchange any and all of the
Registrable Notes for a like aggregate principal amount of debt securities of the Issuer (the "Exchange Notes"), guaranteed by the Guarantors, that are identical in all material respects to the Securities, except that (i) the
Exchange Notes shall contain no restrictive legend thereon and (ii) interest thereon shall accrue from the last date on which interest was paid on the Notes or, if no such interest has been paid, from the Issue Date, and which are entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such other trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the TIA. The
Exchange Offer shall comply with all applicable tender

                                      -6-

offer rules and regulations under the Exchange Act and other applicable laws.
The Issuers shall use their reasonable best efforts to (x) cause the Exchange
Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the
Exchange Offer on or prior to the 245th day following the Issue Date.

          Each Holder (including, without limitation, each Participating
Broker-Dealer) who participates in the Exchange Offer will be required to represent to the Issuers in writing (which may be contained in the applicable letter of transmittal) that: (i) any Exchange Notes acquired in exchange for
Registrable Notes tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Notes, whether or not such recipient is such Holder itself; (ii) at the time of the commencement or consummation of the
Exchange Offer neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Notes from such Holder has an arrangement or understanding with any Person to participate in the distribution of the Exchange
Notes in violation of the provisions of the Securities Act; (iii) neither the
Holder nor, to the actual knowledge of such Holder, any other Person receiving
Exchange Notes from such Holder is an "affiliate" (as defined in Rule 405) of the Issuers or, if it is an affiliate of the Issuers, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and will provide information to be included in the Shelf
Registration Statement in accordance with Section 5 hereto in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest in Section 4 hereto; (iv) neither such
Holder nor, to the actual knowledge of such Holder, any other Person receiving
Exchange Notes from such Holder is engaging in or intends to engage in a distribution of the Exchange Notes; and (v) if such Holder is a Participating
Broker-Dealer, such Holder has acquired the Registrable Notes as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder).

          Upon consummation of the Exchange Offer in accordance with this
Section 2, the provisions of this Agreement shall continue to apply solely with respect to Registrable Notes that are Private Exchange Notes, Exchange Notes as to which Section 2(c)(iv) is applicable and Exchange Notes held by Participating
Broker-Dealers, and the Issuers shall have no further obligation to register
Registrable Notes (other than Private Exchange Notes and Exchange Notes as to which clause 2(c)(iv) hereto applies) pursuant to Section 3 hereto.

          No securities other than the Exchange Notes shall be included in the
Exchange Offer Registration Statement.

          (b) The Issuers shall include within the Prospectus contained in the
Exchange Offer Registration Statement a section entitled "Plan of Distribution,"
reasonably

                                      -7-

acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "Participating
Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent permitted by applicable policies and regulations of the SEC, all Participating
Broker-Dealers, and include a statement describing the means by which
Participating Broker-Dealers may resell the Exchange Notes in compliance with the Securities Act.

          The Issuers shall use their reasonable best efforts to keep the
Exchange Offer Registration Statement effective and to amend and supplement the
Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the
Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Notes; provided, however, that such period shall not be required to exceed 90 days or such longer period if extended pursuant to the last paragraph of Section 5 hereto (the "Applicable
Period").

          If, prior to consummation of the Exchange Offer, the Initial
Purchasers hold any Notes acquired by them that have the status of an unsold allotment in the initial distribution, the Issuers upon the request of the
Initial Purchasers shall simultaneously with the delivery of the Exchange Notes issue and deliver to the Initial Purchasers, in exchange (the "Private
Exchange") for such Notes held by any such Holder, a like principal amount of notes (the "Private Exchange Notes") of the Issuers, guaranteed by the
Guarantors, that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes.
The Private Exchange Notes shall be issued pursuant to the same indenture as the
Exchange Notes and bear the same CUSIP number as the Exchange Notes.

          In connection with the Exchange Offer, the Issuers shall:

          (1) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (2) use their reasonable best efforts to keep the Exchange Offer open for not less than 30 days after the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

                                      -8-

          (3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

          (4) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer remains open; and

          (5) otherwise comply in all material respects with all applicable laws, rules and regulations.

          As soon as practicable after the close of the Exchange Offer and the
Private Exchange, if any, the Issuers shall:

          (1) accept for exchange all Registrable Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer and the Private Exchange, if any;

          (2) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

          (3) cause the Trustee to authenticate and deliver promptly to each
     Holder of Securities, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Securities of such Holder so accepted for exchange; provided that, in the case of any Securities held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

          The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange
Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers; and
(iii) all governmental approvals shall have been obtained, which approvals the
Issuers deem necessary for the consummation of the Exchange Offer or Private
Exchange.

          The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture.
The Indenture or such indenture shall provide that the Exchange Notes, the
Private Exchange Notes and the Securities shall vote and consent together on all matters

                                       -9-

as one class and that none of the Exchange Notes, the Private Exchange Notes or the Securities will have the right to vote or consent as a separate class on any matter.

          (c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuers are not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 245 days of the Issue Date, (iii) the Initial Purchasers or any holder of Private
Exchange Notes so requests in writing to the Issuer at any time after the consummation of the Exchange Offer, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuers within the meaning of the Securities Act) and so notifies the Issuer within 30 days after such Holder first becomes aware of such restrictions, in the case of each of clauses (i) to and including (iv) of this sentence, then the Issuers shall promptly deliver to the Holders and the Trustee written notice thereto (the "Shelf Notice") and shall file a Shelf Registration pursuant to Section 3 hereto.

     3.   Shelf Registration

          If at any time a Shelf Notice is delivered as contemplated by Section
2(c) hereto, then:

          (a) Shelf Registration. The Issuers shall as promptly as practicable file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes
     (the "Initial Shelf Registration"). The Issuers shall use their reasonable best efforts to file with the SEC the Initial Shelf Registration on or prior to the applicable Filing Date. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such
     Registrable Notes for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuers shall not permit any securities other than the
     Registrable Notes and the Guarantees to be included in the Initial Shelf
     Registration or any Subsequent Shelf Registration (as defined below).

          The Issuers shall use their reasonable best efforts to cause the Shelf
     Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and, subject to Section 3(d), to keep the Initial
     Shelf Registration continuously effective under the Securities Act until the date that is two years from the Issue Date or such shorter period ending when all Registrable Notes cease to be Registrable Notes, or all
     Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf
     Registration or, if applicable, a Subsequent Shelf Registration (as may be extended pursuant to the last paragraph of Section 5 hereto, the
     "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Initial Shelf

                                      -10-

     Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein and shall be subject to reduction to the extent that the applicable provisions of Rule
     144(k) are amended or revised to reduce the two year holding period set forth therein.

          (b) Withdrawal of Stop Orders; Subsequent Shelf Registrations. If the
     Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period
     (other than because of the sale of all of the Notes registered thereunder), the Issuers shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereto, and in any event shall within 30 days of such cessation of effectiveness amend such
     Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereto, or file an additional Shelf
     Registration Statement pursuant to Rule 415 covering all of the Registrable
     Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a "Subsequent Shelf
     Registration"). If a Subsequent Shelf Registration is filed, the Issuers shall use their reasonable best efforts to cause the Subsequent Shelf
     Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf
     Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration
     was previously continuously effective. As used herein the term "Shelf
     Registration" means the Initial Shelf Registration and any Subsequent Shelf
     Registration.

          (c) Supplements and Amendments. The Issuers shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf
     Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the
     Registrable Notes (or their counsel) covered by such Registration Statement with respect to the information included therein with respect to one or more of such Holders, or by any underwriter of such Registrable Notes with respect to the information included therein with respect to such underwriter.

          (d) Blackout Period. Notwithstanding anything to the contrary in this
     Agreement, the Issuer, upon notice to the Holders of Registrable Notes, may suspend the use of the Prospectus included in any Shelf Registration
     Statement in the event that and for a period of time (a "Blackout Period")
     not to exceed an aggregate of 60 days in any twelve month period if (1) the
     Board of Directors or managers, as applicable, of the Buyer-Parent of the
     Issuer determines, in good faith, that the disclosure of an event, occurrence or other item at such time could reasonably be expected to have a material adverse effect on the business, operations or prospects of the
     Issuer or (2) the

                                      -11-

     disclosure otherwise relates to a material business transaction which has not been publicly disclosed and the Board of Directors or managers, as applicable, of the Buyer-Parent, Parent or the Issuer determines, in good faith, that any such disclosure would jeopardize the success of such transaction or that disclosure of the transaction is prohibited pursuant to the terms thereto; provided, that, upon the termination of such Blackout
     Period, the Issuer promptly shall notify the Holders of Registrable Notes that such Blackout Period has been terminated.

     4.   Additional Interest

          (a) The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereto and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, jointly and severally, as liquidated damages, additional interest on the Notes ("Additional
Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

          (i) if (A) neither the Exchange Offer Registration Statement nor the
     Initial Shelf Registration has been filed on or prior to the Filing Date applicable thereto or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a
     Shelf Registration and such Shelf Registration is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after any such Filing Date, Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days immediately following such applicable Filing Date, and such Additional Interest rate shall increase by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (ii) if (A) neither the Exchange Offer Registration Statement nor the
     Initial Shelf Registration is declared effective by the SEC on or prior to the Effectiveness Date applicable thereto or (B) notwithstanding that the
     Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date applicable to such Shelf Registration, then, commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days immediately following the day after such Effectiveness Date, and such
     Additional Interest rate shall increase by an additional 0.50% per annum at the beginning of each subsequent 90-day period; or

          (iii) if (A) the Issuers have not exchanged Exchange Notes for all
     Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 245th day after the Issue Date or (B) if applicable, a
     Shelf Registration has been

                                      -12-

     declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than during any Blackout
     Period relating to such Shelf Registration), then Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days commencing on the (x) 246th day after the Issue Date, in the case of (A) above, or (y) the day such Shelf Registration ceases to be effective in the case of (B) above, and such Additional Interest rate shall increase by an additional 0.50% per annum at the beginning of each such subsequent 90-day period;

provided, however, that (1) the Additional Interest rate on the Notes may not accrue under more than one of the foregoing clauses (i) - (iii) at any one time and at no time shall the aggregate amount of additional interest accruing exceed in the aggregate 1.5% per annum and (2) Additional Interest shall not accrue under clause (iii)(B) above during the continuation of a Blackout Period;
provided, further, however, that (1) upon the filing of the applicable Exchange
Offer Registration Statement or the applicable Shelf Registration as required hereunder (in the case of clause (i) above of this Section 4), (2) upon the effectiveness of the Exchange Offer Registration Statement or the applicable
Shelf Registration Statement as required hereunder (in the case of clause (ii)
of this Section 4), or (3) upon the exchange of the Exchange Notes for all Notes tendered (in the case of clause (iii)(A) of this Section 4), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of (iii)(B) of this Section 4), Additional
Interest on the Notes in respect of which such events relate as a result of such clause (or the relevant subclause thereto), as the case may be, shall cease to accrue.

          (b) The Issuers shall notify the Trustee within two Business Days after each and every date on which an event occurs in respect of which
Additional Interest is required to be paid (an "Event Date"). Any amounts of
Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section
4 will be payable in cash semiannually on each April 1 and October 1 (to the holders of record on the March 15 and September 15 immediately preceding such dates), commencing with the first such date occurring after any such Additional
Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360. No
Additional Interest shall accrue with respect to Notes that are not Registrable
Notes.

          (c) The parties hereto agree that the Additional Interest provided for in this Section 4 constitutes the sole damages that will be suffered by Holders of Registrable Notes by reason of the occurrence of any of the events described in Section 4(a)(i)-(iii) hereto.

                                      -13-

     5.   Registration Procedures

          In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereto, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereto, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder each of the
Issuers shall:

          (a) Prepare and file with the SEC prior to the applicable Filing Date a Registration Statement or Registration Statements as prescribed by
     Section 2 or 3 hereto, and use their reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to
     Section 3 hereto or (2) a Prospectus contained in the Exchange Offer
     Registration Statement filed pursuant to Section 2 hereto is required to be delivered under the Securities Act by any Participating Broker-Dealer who
     seeks to sell Exchange Notes during the Applicable Period relating thereto from whom any Issuer has received written notice that it will be a
     Participating Broker-Dealer in the Exchange Offer, before filing any
     Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Holders of the
     Registrable Notes covered by such Registration Statement (with respect to a
     Registration Statement filed pursuant to Section 3 hereto) or each such
     Participating Broker-Dealer (with respect to any such Registration
     Statement), as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer
     Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness
     Period, the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any
     Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the
     Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating
     Broker-Dealer covered by any such

                                      -14-

     Prospectus; provided that, to the extent relating to a Shelf Registration
     Statement, none of the foregoing shall be required during a Blackout
     Period. Other than during any Blackout Period with respect to a Shelf
     Registration Statement, the Issuers shall be deemed not to have used their reasonable best efforts to keep a Registration Statement effective if any
     Issuer voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable
     Notes or such Exchange Notes during that period unless such action is required by applicable law or permitted by this Agreement.

          (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereto, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereto is required to be delivered under the
     Securities Act by any Participating Broker-Dealer who seeks to sell
     Exchange Notes during the Applicable Period relating thereto from whom any
     Issuer has received written notice that it will be a Participating
     Broker-Dealer in the Exchange Offer, notify the selling Holders of
     Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereto), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within one business day), and confirm such notice in writing, (i) when a
     Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the
     Securities Act (including in such notice a written statement that any
     Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration
     Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the
     Securities Act to be delivered in connection with sales of the Registrable
     Notes or resales of Exchange Notes by Participating Broker-Dealers the
     representations and warranties of the Issuers contained in any agreement
     (including any underwriting agreement) contemplated by Section 5(m) hereto cease to be true and correct, (iv) of the receipt by any Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the
     Registrable Notes or the Exchange Notes to be sold by any Participating
     Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related
     Prospectus or any document incorporated or deemed to be incorporated therein

                                      -15-

     by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement,
     Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the
     Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Issuers'
     determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use their reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable
     Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable moment.

          (e) Subject to Section 3(d), if a Shelf Registration is filed pursuant to Section 3 and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering or any Participating
     Broker-Dealer, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, any Participating
     Broker-Dealer or counsel for any of them reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

          (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereto, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereto is required to be delivered under the
     Securities Act by any Participating Broker-Dealer who seeks to sell
     Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereto) and to each such Participating Broker-Dealer who so requests (with respect to any such Registration Statement) and to their respective counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or
     Registration Statements and each post-effective amendment thereto, including

                                      -16-

     financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

          (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereto, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereto is required to be delivered under the
     Securities Act by any Participating Broker-Dealer who seeks to sell
     Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes (with respect to a Registration Statement filed pursuant to Section 3 hereto), or each such Participating Broker-Dealer
     (with respect to any such Registration Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section
     5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of
     Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the
     Applicable Period, use their reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the
     United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing;
     provided, however, that where Exchange Notes held by Participating
     Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform
     Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such
     Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating
     Broker-Dealers or the Registrable Notes covered by the applicable
     Registration Statement; provided, however, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so

                                      -17-

     qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C)
     subject itself to taxation in excess of $1,000 in any such jurisdiction where it is not then so subject.

          (i) If a Shelf Registration is filed pursuant to Section 3 hereto, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

          (j) If (1) a Shelf Registration is filed pursuant to Section 3 hereto, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereto is required to be delivered under the
     Securities Act by any Participating Broker-Dealer who seeks to sell
     Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereto, as promptly as practicable (except, in the case of a Shelf Registration, during a Blackout
     Period) prepare and (subject to Section 5(a) hereto) file with the SEC, at the sole expense of the Issuers, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder
     (with respect to a Registration Statement filed pursuant to Section 3 hereto) or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (k) Use their reasonable best efforts to cause the Registrable Notes covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies (unless such Notes are already so rated), if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such
     Registration Statement or the Exchange Notes, as the case may be, or the managing underwriter or underwriters, if any.

          (l) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with
     The Depository Trust Company and (ii) provide a CUSIP number for the
     Registrable Notes.

                                      -18-

          (m) In connection with any underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the
     Securities, and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Notes and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuers
     (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinions of counsel to the
     Issuers, and written updates thereto in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings; (iii) obtain "cold comfort" letters and updates thereto in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuers (and, if necessary, any other independent certified public accountants of the
     Issuers, or of any business acquired by the Issuers, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the
     Securities; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereto (or such other provisions and procedures reasonably acceptable to
     Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (n) If (1) a Shelf Registration is filed pursuant to Section 3 hereto, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereto is required to be delivered under the
     Securities Act by any Participating Broker-Dealer who seeks to sell
     Exchange Notes during the Applicable Period, make available for inspection by any Initial Purchaser, any selling Holder of such Registrable Notes being sold (with respect to a Registration Statement filed pursuant to
     Section 3 hereto), or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of
     Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating
     Broker-Dealer (with respect to any such Registration

                                      -19-

     Statement), as the case may be, or underwriter (any such Initial
     Purchasers, Holders, Participating Broker-Dealers, underwriters, attorneys, accountants or agents, collectively, the "Inspectors"), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Issuers and subsidiaries of the Issuers
     (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and any of their respective subsidiaries to supply all information ("Information")
     reasonably requested by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records and Information confidential and that it will not disclose any of the Records or Information that any Issuer determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) disclosure of such Records or Information is necessary or advisable, in the opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iii) the information in such Records or Information has been made generally available to the public other than by an Inspector or an "affiliate" (as defined in Rule 405) thereto; provided, however, that prior notice shall be provided as soon as practicable to any Issuer of the potential disclosure of any information by such Inspector pursuant to clause (i) of this sentence and such Inspector shall allow the Issuers to undertake appropriate action to prevent disclosure of such Records or
     Information at the Issuers' expense.

          (o) Provide an indenture trustee for the Registrable Notes or the
     Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereto, as the case may be, to be qualified under the TIA not later than the effective date of the first
     Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the
     Holders of the Registrable Notes, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

          (p) Comply with all applicable rules and regulations of the SEC and make generally available to their securityholders with regard to any applicable Registration

                                      -20-

     Statement, a consolidated earnings statement satisfying the provisions of
     Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer, after the effective date of a Registration
     Statement, which statements shall cover said 12-month periods.

          (q) Upon consummation of the Exchange Offer or a Private Exchange, if so requested by the Trustee, obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the
     Exchange Offer or the Private Exchange, as the case may be, that the
     Exchange Notes or Private Exchange Notes, as the case may be, the related guarantee and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms, subject to customary exceptions and qualifications. If the Exchange Offer or a Private Exchange is to be
     consummated, upon delivery of the Registrable Notes by Holders to the
     Issuer (or to such other Person as directed by the Issuer), in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the
     Issuers shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange
     Notes or the Private Exchange Notes, as the case may be; in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

          (r) Cooperate with each seller of Registrable Notes covered by any
     Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National
     Association of Securities Dealers, Inc. (the "NASD").

          (s) Use their reasonable best efforts to take all other steps necessary to effect the registration of the Exchange Notes and/or
     Registrable Notes covered by a Registration Statement contemplated hereby.

          The Issuers may require each seller of Registrable Notes as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Notes as the
Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Registrable Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to

                                      -21-

make the information previously furnished to the Issuers by such seller not materially misleading.

          If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such
Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by its acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from any Issuer (i) of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereto or
(ii) of the commencement of a Blackout Period, such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration
Statement (other than any Exchange Offer Registration Statement in the case of a
Blackout Period) or Prospectus or Exchange Notes to be sold by such Holder or
Participating Broker-Dealer, as the case may be, until (x) in the case of the immediately preceding clause (i), such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 5(j) hereto, or until it is advised in writing (the "Advice") by the
Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto or (y) in the case of the immediately preceding clause (ii) the earlier of (A) 60 days of after the commencement of such Blackout Period and (B) receipt of notice from the Issuer that such Blackout Period has ended. In the event that any Issuer shall give any such notice, each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when the requirements of the immediately preceding clause (x) or (y), as the case may be, shall have been met.

     6.   Registration Expenses

          All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers (other than any underwriting discounts or commissions) shall be borne by the Issuers, whether or not the Exchange Offer
Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation,
(i) all registration and filing fees (including, without limitation,

                                      -22-

(A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the
Registrable Notes or Exchange Notes and determination of the eligibility of the
Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h) hereto, in the case of Registrable Notes or Exchange Notes to be sold by a Participating
Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or
Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration
Statement or in respect of Registrable Notes or Exchange Notes to be sold by any
Participating Broker-Dealer during the Applicable Period, as the case may be,
(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of
Registrable Notes (exclusive of any counsel retained pursuant to Section 7 hereto), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m)(iii) hereto (including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Issuers desire such insurance, (vii) fees and expenses of all other Persons retained by the Issuers, (viii) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (ix) the expense of any annual audit,
(x) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration
Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement.

     7.   Indemnification and Contribution

          (a) Each of the Issuers agree, jointly and severally, to indemnify and hold harmless each Holder of Registrable Notes and each Participating
Broker-Dealer selling Exchange Notes during the Applicable Period, and each
Person, if any, who controls such Person or its affiliates within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act (each, a "Participant")
against any losses, claims, damages or liabilities to which any Participant may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon:

                                      -23-

          (i) any untrue statement or alleged untrue statement made by any
     Issuer contained in any application or any other document or any amendment or supplement thereto executed by any Issuer based upon written information furnished by or on behalf of any Issuer filed in any jurisdiction in order to qualify the Notes under the securities or "Blue Sky" laws thereto or filed with the SEC or any securities association or securities exchange
     (each, an "Application");

          (ii) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto) or
     Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus; or

          (iii) the omission or alleged omission to state, in any Registration
     Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any Application or any other document or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse, as incurred, the Participant for any reasonable legal or other expenses incurred by the Participant in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, (i) the
Issuers will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any
Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus or Application or any amendment or supplement thereto in reliance upon and in conformity with information relating to any Participant furnished to the Issuers by such
Participant specifically for use therein, and (ii) the Issuers shall not be liable to any Participant under the indemnity agreement in this subsection (a)
with respect to a preliminary prospectus (or Prospectus before amendment or supplement) to the extent that any such loss, claim, damage or liability of such
Participant results from the fact that such Participant sold Notes to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or the
Prospectus as then amended or supplemented if the Issuers shall have furnished such Participant with copies of such amendment or supplement thereto sufficient to allow for a timely distribution prior to the confirmation of the sale to such
Participant), in any case where such delivery is required by applicable law and the loss, claim, damage or liability of such Participant results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (or in the Prospectus as then amended or supplemented if the Issuers shall have furnished such Participant with copies of such amendment or supplement

                                      -24-

thereto sufficient to allow for a timely distribution prior to the confirmation of the sale to such Participant). The indemnity provided for in this Section 7 will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 7 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld.

          (b) Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Issuers, their directors and managers, as applicable, their officers and each Person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, manager, officer or controlling person may become subject under the
Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i)
any untrue statement or alleged untrue statement of any material fact contained in any Application, Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Participant, furnished to the Issuers by the
Participant, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuers or any such director, manager, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereto. The indemnity provided for in this Section 7 will be in addition to any liability that the Participants may otherwise have to the indemnified parties. The Participants shall not be liable under this Section 7 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Issuers shall not, without the prior written consent of such Participant, effect any settlement or compromise of any pending or threatened proceeding in respect of which any
Participant is or could have been a party, or indemnity could have been sought hereunder by any Participant, unless such settlement (A) includes an unconditional written release of the Participants from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Participant.

          (c) Promptly after receipt by an indemnified party under this Section
7 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 7, such indemnified party will, if a claim in respect thereto is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights

                                      -25-

and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel in any jurisdiction) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Participants who sold a majority in interest of the Registrable
Notes and Exchange Notes sold by all such Participants in the case of paragraph
(a) of this Section 7 or the Issuers in the case of paragraph (b) of this
Section 7, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or
(ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred following receipt of supporting documentation. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent.

                                      -26-

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and such Participant on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) of the Notes received by the Issuers bear to the total gain
(if any) excluding expenses received by such Participant in connection with the sale of the Notes. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or the
Participants on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no
Participant shall be obligated to make contributions hereunder that in the aggregate exceed the total gain (if any) received by such Participant in connection with the sale of the Notes, less the aggregate amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls a Participant within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Participants, and each director of any
Issuer, each officer of any Issuer and each person, if any, who controls any
Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange
Act, shall have the same rights to contribution as the Issuers.

                                      -27-

     8.   Rules 144 and 144A

          Each of the Issuers covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time such Issuer is not required to file such reports, such Issuer will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A.
Each of the Issuers further covenants and agrees, for so long as any Registrable
Notes remain outstanding that it will take such further action as any Holder of
Registrable Notes may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by
Rule 144(k) under the Securities Act and Rule 144A.

     9.   Underwritten Registrations

          If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable
Notes included in such offering and shall be reasonably acceptable to the
Issuers.

          No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's
Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b)
completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     10.  Miscellaneous

          (a) No Inconsistent Agreements. The Issuers have not, as of the date hereof, and the Issuers shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the
Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers' other issued and outstanding securities under any such agreements. The Issuers will not enter into any agreement with respect to any of their securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

          (b) Adjustments Affecting Registrable Notes. Except in compliance with
Section 10(c), the Issuers shall not, directly or indirectly, take any action with respect to the

                                      -28-

Registrable Notes as a class that would adversely affect the ability of the
Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Issuer, and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B)
in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers;
provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or
Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereto with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement may be given by
Holders of at least a majority in aggregate principal amount of the Registrable
Notes being sold pursuant to such Registration Statement.

          (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

          (i) if to a Holder of the Registrable Notes or any Participating
     Broker-Dealer, at the most current address of such Holder or Participating
     Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial
     Purchasers as follows:

               Wachovia Capital Markets, LLC
               One Wachovia Center
               301 South College Street
               Charlotte, NC 28288
               Facsimile No.:
               Attention: Kurt Brechnitz

                                      -29-

               with a copy to:

               Cahill Gordon & Reindel LLP
               80 Pine Street
               New York, New York 10005
               Facsimile No.: (212) 269-5420
               Attention: Luis R. Penalver, Esq.

          (ii) if to the Initial Purchasers, at the address specified in Section
     10(d)(i);

          (iii) if to the Company or the Guarantors, at the address as follows:

               c/o  The Restaurant Company
                    6075 Poplar Avenue
                    Suite 800
                    Memphis, TN 38119-4709

               with a copy to:

               Castle Harlan, Inc.
               150 East 58th Street,
               New York, New York 10155
               Attn: William Pruellage

               with a copy to:

               Schulte Roth & Zabel LLP
               919 Third Avenue
               New York, New York 10022
               Facsimile No.: (212) 593-5955
               Attention: Michael R. Littenberg, Esq.

          (iv) if to TRC, at the address as follows:

               Castle Harlan, Inc.
               150 East 58th Street,
               New York, New York 10155
               Attn: William Pruellage

                                      -30-

               with a copy to:

               Schulte Roth & Zabel LLP
               919 Third Avenue
               New York, New York 10022
               Facsimile No.: (212) 593-5955
               Attention: Michael R. Littenberg, Esq.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase
Agreement or the Indenture.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereto.

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS
MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER
LAW.

          (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative

                                      -31-

means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) Securities Held by the Issuers or Their Affiliates. Whenever the
consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuers or their affiliates
(as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k) Third-Party Beneficiaries. Holders of Registrable Notes and
Participating Broker-Dealers are intended third-party beneficiaries of this
Agreement, and this Agreement may be enforced by such Persons.

          (l) Entire Agreement. This Agreement, together with the Purchase
Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereto and thereto are merged herein and replaced hereby.

                                       S-1

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        THE RESTAURANT COMPANY

                                        By: /s/ Michael P. Donahoe
                                            ------------------------------------
                                            Name:
                                            Title:

                                        THE RESTAURANT COMPANY OF MINNESOTA

                                        By: /s/ Michael P. Donahoe
                                            ------------------------------------
                                            Name:
                                            Title:

                                        TRC REALTY LLC

                                        By: /s/ Michael P. Donahoe
                                            ------------------------------------
                                            Name:
                                            Title:

                                        PERKINS FINANCE CORP.

                                        By: /s/ Michael P. Donahoe
                                            ------------------------------------
                                            Name:
                                            Title:

                                       S-2

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

WACHOVIA CAPITAL MARKETS, LLC

By: /s/ Ronald F. Bentien, Jr.
    ---------------------------------
    Name: Ronald F. Bentien, Jr.
    Title: Vice President

BNP PARIBAS SECURITIES CORP.

By: /s/ Joan [illegible]
    ---------------------------------
    Name: Joan [illegible]
    Title: Managing Director

JEFFERIES & COMPANY, INC.

By: /s/ Andrew Booth
    ---------------------------------
    Name: Andrew Booth
    Title: M.D.

PIPER JAFFRAY & CO.

By: /s/ Elizabeth Karger
    ---------------------------------
    Name: Elizabeth Karger
    Title: Vice President

                                       S-1

Schedule I
Guarantors

The Restaurant Company of Minnesota
TRC Realty LLC
Perkins Finance Corp.